Exhibit 10.13

Loan Repayment Amendment Agreement

Creditor Kyeong-Sook Kim, “Party A”, and borrower GLAAM (Ltd.), “Party B”, hereby agree to amend the loan repayment date as follows:

– Note –

1. Loan: One billion two hundred million won (₩1,200,000,000)

2. Repayment Date: December 29, 2023

3. Interest rate: 3% per month

December 4, 2023

Creditor (Party A) Address: 1st Fl., 66 Sanmaeul-gil, Gwacheon-shi, Gyeonggi-do (Gwanmun-dong)

Resident Registration No.: 630221-2009311

Name: /s/ Kyeong-Sook Kim

Borrower (Party B) Address: 298-42 Cheongbukjungang-ro, Cheongbuk-eub, Pyeongtaek-shi, Gyeonggi-do

Business Registration No.: 211-87-65996

Trade Name: /s/ GLAAM Co., Ltd., Representative Director: Kyeong-Rae Kim

Representative Director of GLAAM Co., Ltd.